Exhibit 99(a)

Filed by ALLTEL Corporation

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities and Exchange Act of 1934, as amended

Subject Company: ALLTEL Corporation

Commission File No.: 1-4996

For ALLTEL	For Western Wireless
Rob Clancy 501-905-8991	Steve Winslow 425-586-8032
Vice President - Investor Relations	Vice President - Treasurer
rob.clancy@alltel.com	steve.winslow@wwireless.com

Andrew Moreau 501-905-7962	Jeffrey Taufield 212-521-4815
Vice President - Corporate Communications	Andrea Calise 212-521-4845
andrew.moreau@alltel.com	Kekst and Company

Jan. 10, 2005

ALLTEL to purchase Western Wireless in $6 billion transaction

  Company Bolsters Position as Leading Regional Provider

  Creates Fifth-Largest Wireless Provider Serving 10 million in 33 States

  Leading Independent Roaming Partner in Our Markets to Nation's Top Carriers Offering Multiple Technologies

LITTLE ROCK, Ark. and BELLEVUE, Wash. - ALLTEL (NYSE:AT) has reached an agreement to purchase Western Wireless Corporation (NASDAQ:WWCA) in a stock-and-cash transaction valued at approximately $6 billion. ALLTEL will gain about 1.4 million domestic wireless customers in 19 western and midwestern states that are contiguous to existing properties, giving the company 10 million domestic wireless customers in 33 states and creating additional scale and scope in attractive and complementary markets. It also adds 1.6 million international customers in six countries.

Each share of Western Wireless stock will be exchanged for .535 shares of ALLTEL common stock and $9.25 in cash. Western Wireless shareholders will have the ability to make an all-stock or all-cash election, subject to proration. In aggregate, ALLTEL will issue approximately 60 million shares of stock and pay approximately $1 billion in cash. ALLTEL also will assume estimated net debt of $1.5 billion.

The transaction, expected to close by mid-year 2005, will be accretive to earnings in 2006. The agreement requires approval from Western Wireless shareholders and regulatory authorities. The stock portion of the merger consideration is expected to be tax-free to Western Wireless shareholders.

"This transaction strengthens ALLTEL's position as the nation's top regional communications company and makes sense financially and strategically," said Scott Ford, ALLTEL president and CEO. "ALLTEL will maintain a solid balance sheet and financial flexibility while adding properties in the high-growth wireless industry. The domestic properties of Western Wireless are contiguous to ALLTEL's existing operations and create additional wireless scale and scope in attractive and complementary markets. We look forward to servicing their customers and benefiting from the leadership and experience of John Stanton, who will serve on our board."

Western Wireless, based in Bellevue, Wash., is a premier rural communications provider with wireless operations in 107 markets in 19 states and international operations that are licensed to service more than 50 million people in six countries, primarily Austria and Ireland. The domestic retail stores operate under the Western Wireless and Cellular One brand names.

"The wireless industry is gravitating swiftly to a smaller number of large national and regional players," said John W. Stanton, chairman and CEO of Western Wireless. "The combination of Western Wireless with ALLTEL creates a rural operator using multiple technologies with the largest footprint in the country. We believe that combining forces is in the best interests of our shareholders, customers and employees. We are confident in the future of ALLTEL and look forward to becoming a major shareholder in this exciting company."

Following are highlights of the transaction:

  ALLTEL will be the nation's fifth-largest wireless carrier with 10 million domestic wireless customers serving a population of 72 million in 33 states, covering about 25 percent of the U.S. population and 56 percent of the land mass in the contiguous United States; 1.6 million international wireless customers in six countries serving a population of 50.6 million; and 3 million wireline customers in 15 states.
  The combination builds a stronger wireless presence for both retail and wholesale operations. The company will have a retail presence in 33 states and will become a leading independent regional roaming partner for each of the nation's top four wireless carriers.
  ALLTEL will have nearly $10 billion in annual revenues and operating income before depreciation and amortization of nearly $4 billion. ALLTEL's revenue mix increases to 70 percent wireless, the fastest-growing area in the communications industry.
  ALLTEL will add wireless operations in 9 new states: California, Idaho, Minnesota, Montana, Nevada, North Dakota, South Dakota, Utah and Wyoming. The transaction also significantly expands its wireless operations in several other states, including Arizona, Colorado, New Mexico and Texas.
  The addition of the international properties will diversify ALLTEL's wireless assets and increase growth opportunities.
  The company expects net present value of operating synergies, interest and tax savings to be approximately $800 million.
  ALLTEL will maintain a solid credit rating and a well-capitalized balance sheet and ample liquidity. The company remains well positioned for growth and the generation of free cash flow.

"This combination strengthens ALLTEL's position as a key player in the highly competitive communications industry," Ford said. "This transaction is in keeping with ALLTEL's efforts to maintain our financial discipline while adding wireless properties that contribute to our long-term growth."

Stephens Inc. and Merrill Lynch & Co. served as financial advisers to ALLTEL and rendered a fairness opinion. Goldman Sachs also rendered a fairness opinion to ALLTEL. Bear, Stearns & Co. Inc. served as financial adviser to Western Wireless and rendered a fairness opinion. Skadden, Arps, Slate, Meagher & Flom LLP served as counsel to ALLTEL. Wachtell, Lipton, Rosen & Katz and Friedman Kaplan Seiler & Adelman LLP served as counsel to Western Wireless.

ALLTEL is a customer-focused communications company with more than 13 million customers and $8 billion in annual revenues. ALLTEL provides wireless, local telephone, long-distance, Internet and high-speed data services to residential and business customers in 26 states.

Western Wireless Corporation, owner of the Cellular One brand, is a leading provider of rural wireless communications services to more than 1.4 million customers in the western United States. Headquartered in Bellevue, Wash., Western Wireless Corp. operates wireless cellular phone systems and company-owned retail stores in 19 western states under the Western Wireless and Cellular One brand names and licenses the Cellular One name in 16 additional states and the Caribbean. Cellular One has been one of America's most recognized wireless brands for more than 20 years. For more information about Western Wireless Corp., visit WesternWireless.com. Information on Cellular One may be found at CellularOne.com.

ALLTEL claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by ALLTEL; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the integration of acquired businesses; adverse changes in the terms and conditions of the company's wireless roaming agreements; the potential for adverse changes in the ratings given to ALLTEL's debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the uncertainties related to ALLTEL's strategic investments; the effects of work stoppages; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Investor Meeting and Webcast

ALLTEL and Western Wireless will hold a meeting and teleconference/ webcast for the investment community today at 9:00 AM EST. The meeting will take place at the St. Regis Hotel, 2 East 55th Street, New York. The dial-in numbers for the call will be 888-203-7667 (domestic) or 719-955-1566 (international). The call can also be accessed through both companies' websites at: www.alltel.com/investors and www.wwireless.com. The access code is 289432 for both the live call and the replay. The telephonic replay of the call should be available later today at 888-203-1112 and 719-457-0820.

Media Call

ALLTEL and Western Wireless will also host a conference call for the media today at 11:30 AM EST. The dial in numbers for the press call will be 800-811-0667 (domestic) or 913-981-4901 (international). A replay of this call should be available today by dialing 888-203-1112 (domestic) or 719-457-0820 (international). The access code for the live call and the replay is 384284.

In addition, a satellite feed of today's investor meeting will be available simultaneously with the event. The details for the downlink are as follows and the feed is free for unrestricted use:

Satellite coordinates

Satellite - Galaxy 11

Orbital Slot - 91' West

Band - Ku

Transponder - 12

Downlink Frequency - 11942.000 MHZ

Downlink Polarity - Vertical

-end-

Western Wireless, NASDAQ: WWCA

www.wwireless.com

ALLTEL, NYSE: AT

www.alltel.com